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                            ARCHIBALD CANDY CORPORATION

                 INSTRUCTION TO REGISTERED HOLDER AND/OR DEPOSITORY
                  TRUST COMPANY PARTICIPANT FROM BENEFICIAL OWNER
                                        FOR
                               OFFER TO EXCHANGE ITS
                   10 1/4% SERIES B SENIOR SECURED NOTES DUE 2004
                         FOR ANY AND ALL OF ITS OUTSTANDING
                   10 1/4% SERIES A SENIOR SECURED NOTES DUE 2004


THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ______________, 1999, UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Registered Holder and/or Depository Trust Company Participant:

     The undersigned hereby acknowledges receipt of the Prospectus
dated             , 1999 (the "Prospectus") of Archibald Candy Corporation, an
Illinois corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 10 1/4% Series B
Senior Secured Notes due 2004, (the "Exchange Notes") for all of its outstanding 10 1/4% Series A Senior Secured Notes due 2004 (the "Outstanding Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

     The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

     $___________________ of the 10 1/4% Senior Secured Notes due 2004.

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

     / / To TENDER the following Outstanding Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO BE TENDERED (IF LESS THAN ALL)): $________________

     / / NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the undersigned is not an "affiliate" of the Company, (ii) any

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Exchange Notes to be received by the undersigned are being acquired in the ordinary course of its business, (iii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act of 1933, as amended (the "Securities Act") of Exchange Notes to be received in the Exchange Offer, and (iv) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Notes. The Company may require the undersigned, as a condition to the undersigned's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 on behalf of whom the undersigned holds the Outstanding Notes to be exchanged in the Exchange Offer. By tendering Outstanding Notes pursuant to the Exchange Offer, a holder of Outstanding Notes which is a broker-dealer represents and agrees, consistent with certain interpretive letters issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission to third parties, that such Outstanding Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities, and it will deliver a Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act).

                                      SIGN HERE

 _____________________________________________________________________________
                            NAME OF BENEFICIAL OWNER(S)

  ____________________________________________________________________________

  ____________________________________________________________________________
                                     SIGNATURE

  ____________________________________________________________________________

  ____________________________________________________________________________
                               NAME(S) (PLEASE PRINT)

  ____________________________________________________________________________

  ____________________________________________________________________________
                                     (ADDRESS)

  ____________________________________________________________________________
                                 (TELEPHONE NUMBER)

  ____________________________________________________________________________
                (TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

  ____________________________________________________________________________
                                        DATE




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